EXHIBIT 99

UIL HOLDINGS CORPORATION
157 CHURCH STREET
P.O. BOX 1564
NEW HAVEN, CT  06506-0901
203.499.2812 FAX:  203.499.3626

                           UIL HOLDINGS CORPORATION

NEWS RELEASE
------------

APRIL 28, 2003                       ANALYST CONTACT:  SUSAN ALLEN  203-499-2409
                                     MEDIA CONTACT:    KEVIN MOORE  203-499-2204
                                                       AFTER HOURS  203-499-2812

UIL HOLDINGS CORPORATION REPORTS FIRST QUARTER 2003 EARNINGS
------------------------------------------------------------

         UIL Holdings Corporation (UIL), (NYSE: UIL) today reported earnings for the first quarter of 2003 of $5.3 million, or $0.37 per share, compared to net income of $9.6 million, or $0.68 per share for the first quarter of 2002. The earnings decline was expected due to various factors affecting the utility, The United Illuminating Company (UI), which are discussed below. The earnings decline at UI was partially offset by higher than expected retail sales, as a result of colder weather within its service territory and increased earnings at UIL's non-utility businesses under United Resources, Inc. (URI), compared to the same period last year.

         "The cold weather aside, our first quarter results demonstrate management's commitment to performance even under difficult economic circumstances," commented Nathaniel D. Woodson, UIL's Chief Executive Officer. "UIL continues to be a stable company with a strong cash flow and balance sheet, both supporting our present dividend level."

THE UNITED ILLUMINATING COMPANY

         Net income at UI totaled $8.5 million, or $0.60 per share in the first quarter of 2003, compared to earnings of $14.2 million, or $1.00 per share in 2002. Although UI experienced a 5.2% increase in retail kilowatt hour sales compared to the same period last year due principally to colder weather, earnings were lower in 2003 because of a number of factors, including the loss of earnings from the nuclear division due to the sale of the Seabrook Nuclear Generating Station, a lower allowed return on equity, and increased pension and postretirement benefits expenses.

         UI sold its ownership and leasehold interest in Seabrook on November 1, 2002. There have been no earnings from UI's nuclear division subsequent to the sale, whereas, for the first quarter of 2002, the nuclear division contributed $0.24 per share to net income.



                                 - more -

         The second factor affecting earnings was the impact of the Department of Public Utility Control's (DPUC) Rate Case decision that was rendered on September 26, 2002. The decision reduced UI's allowed return on utility common stock equity to 10.45% from the previous allowed return on common stock equity of 11.5%. From the effective date of the decision until the end of 2002, the decision was implemented entirely through additional accelerated amortization of stranded costs. Effective January 1, 2003, the decision was implemented by an overall 3% reduction of UI's retail rates and accelerated amortization.

         The third factor affecting earnings was increased pension and postretirement benefits expenses that were not considered in the Rate Case decision. The DPUC has reopened UI's Rate Case as a result of the changed conditions regarding pension and postretirement benefits expenses and is currently reviewing UI's estimate of these costs for 2003. These costs are being expensed by UI and are included in the first quarter 2003 results. It is expected that a decision on recovery of these costs will be made by the DPUC in the second quarter of 2003.

UNITED RESOURCES, INC.

     United Resources, Inc. is the parent company for UIL's non-utility businesses, including the operating business units, Xcelecom, Inc. and American Payment Systems, Inc. (APS), and the minority ownership interest investments, United Bridgeport Energy, Inc. (UBE) and United Capital Investments, Inc. (UCI). For the first quarter of 2003, the non-utility business units of URI reported a net loss of $3.2 million, or $0.23 per share, compared to a net loss of $4.6 million, or $0.32 per share in 2002. In comparison to 2002, the reduction in losses was mostly due to the improved operating performance at Xcelecom.

                                 XCELECOM, INC.

         Xcelecom, Inc., a specialty contracting and voice-data-video systems integration business, reported a net loss of $0.3 million for the first quarter in 2003, or $0.02 per share. This compares with a net loss of $2.2 million, or $0.15 per share during the same period in 2002.

         Although Xcelecom's earnings were negatively effected by the weak economy and lower sales in the Northeastern construction units mostly due to colder weather this past winter, Xcelecom experienced increased sales due to the inclusion of the financial results of an acquisition made in the first quarter of 2002, continued growth in the mid-Atlantic markets and an increase in sales at the systems integration units. Cash flow also remained strong for the quarter.

         "We have experienced improved operating results at Xcelecom despite the weak economic markets," reported Mr. Woodson. "At this time, we are focused on improving Xcelecom's operations and deemphasizing expansion of the business through strategic acquisitions."

                         AMERICAN PAYMENT SYSTEMS, INC.

         American Payments Systems, Inc., a walk-in bill payment and financial services company, incurred a net loss of $0.3 million, or $0.02 per share for the first quarter of 2003, compared to breakeven results during the same period in 2002. Although revenue increased for the period, the increased loss of $0.02 per share was primarily due to the expenses associated with new products and services that are not yet profitable.


                                    - more -

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

URI INVESTMENTS

                         UNITED BRIDGEPORT ENERGY, INC.

         United Bridgeport Energy, Inc. holds a 33 1/3% ownership interest in Bridgeport Energy, LLC (BE). UBE lost $1.5 million, or $0.11 per share during the first quarter of 2003, compared to a net loss of $1.0 million, or $0.07 per share during the same quarter of 2002. Approximately $0.01 per share of the variance was due to lower energy revenues, because high gas prices reduced margins, and $0.11 per share was due to lower installed capability (ICAP) revenues. These were partially offset by reduced expenses of $0.08 per share, due to the absence of overhaul costs incurred in the first quarter of 2002.

         Effective March 1, 2003, Standard Market Design was implemented by ISO New England. This had a minimal impact on energy prices during the month of March. In the longer term, the new market design is expected to benefit BE, which is located in the energy congested southwest region of Connecticut.

                        UNITED CAPITAL INVESTMENTS, INC.

         During the first quarter of 2003, United Capital Investments, Inc. lost $0.1 million, or $0.01 per share, compared to a net loss of $0.4 million, or $0.03 per share, in the first quarter of 2002. The results were due to reduced valuations associated with the venture capital funds offset by reduced administrative expenses.

                                URI HEADQUARTERS

         URI Headquarters incurred after-tax expenses of $1.0 million, or $0.07 per share in the first quarter of 2003, compared to expenses of $1.1 million, or $0.07 per share, in the first quarter of 2002. Some intercompany debt and strategic and administrative costs for the subsidiaries of URI are retained by URI. The improvement at URI Headquarters reflects increased interest expense offset by lower administrative expenses.

LOOKING FORWARD

         In recognition of the governance and disclosure issues that have resulted from the Sarbanes-Oxley Act of 2002 and related regulatory developments, management has decided to announce forward-looking information, earnings guidance and detailed information regarding the results of operations at the time of the filing of the UIL Quarterly Report on Form 10-Q with the Securities and Exchange Commission. Therefore, management is not at this time announcing any forward-looking information, earnings guidance or results of operations analysis. The Quarterly Report on Form 10-Q will be filed no later than May 14, 2003.

UPCOMING EVENTS

         UIL will hold its Annual Meeting on Wednesday, May 14, 2003 at 10:00 a.m. at Quinnipiac University in Hamden, Connecticut.

                                    - more -

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

         UIL Holdings Corporation is the holding company for The United Illuminating Company and United Resources, Inc. UI is a New Haven-based regional distribution utility that provides electricity and energy-related services to more than 320,000 customers in municipalities in the Greater New Haven and Greater Bridgeport areas. URI is the umbrella for UIL Holdings' non-utility business units, including Xcelecom, Inc., American Payment Systems, Inc., United Capital Investments, Inc. and United Bridgeport Energy, Inc. UIL Holdings World Wide Web address is http://www.uil.com/ and the company is traded on the New York Stock Exchange under the symbol UIL.

         CERTAIN STATEMENTS CONTAINED HEREIN, REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS (AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). SUCH FORWARD-LOOKING STATEMENTS INCLUDE RISKS AND UNCERTAINTIES; CONSEQUENTLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED THEREBY, INCLUDING, BUT NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, DEMAND FOR ELECTRICITY AND OTHER PRODUCTS AND SERVICES, CHANGES IN ACCOUNTING PRINCIPLES, POLICIES OR GUIDELINES, AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, AND TECHNOLOGICAL FACTORS AFFECTING THE OPERATIONS, MARKETS, PRODUCTS, SERVICES AND PRICES OF THE COMPANY'S SUBSIDIARIES. FORWARD-LOOKING STATEMENTS INCLUDED HEREIN SPEAK ONLY AS OF THE DATE HEREOF AND THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE SUCH STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS OR CIRCUMSTANCES.


The following are summaries of UIL Holdings' unaudited consolidated and segmented financial information for the first quarter of 2003;


                                      ##

                            UIL HOLDINGS CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                      (THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                 (UNAUDITED)

                                                               Three Months Ended
                                                                     March 31,
                                                             2003               2002
                                                             ----               ----

OPERATING REVENUES
  Utility                                                    $ 165,292           $ 172,024
  Non-utility businesses                                        98,337              86,311
                                                        ---------------    ----------------
       Total Operating Revenues                                263,629             258,335
                                                        ---------------    ----------------
OPERATING EXPENSES
  Operation
     Fuel and energy                                            66,482              63,956
     Operation and maintenance                                 139,857             134,950
  Depreciation and amortization                                 27,624              19,508
  Taxes - other than income taxes                               11,200              11,948
                                                        ---------------    ----------------
       Total Operating Expenses                                245,163             230,362
                                                        ---------------    ----------------
OPERATING INCOME                                                18,466              27,973
                                                        ---------------    ----------------

OTHER DEDUCTIONS, NET                                             (245)               (209)
                                                        ---------------    ----------------

INCOME BEFORE INTEREST CHARGES AND INCOME TAXES                 18,221              27,764
                                                        ---------------    ----------------

INTEREST CHARGES, NET
  Interest on long-term debt                                     6,534              10,828
  Interest on Seabrook Lease Obligation
    Bonds owned by UI                                                -              (1,542)
  Other interest, net                                              304                 429
                                                        ---------------    ----------------
                                                                 6,838               9,715
  Amortization of debt expense and redemption premiums             309                 531
                                                        ---------------    ----------------
       Interest Charges, net                                     7,147              10,246
                                                        ---------------    ----------------

INCOME BEFORE INCOME TAXES                                      11,074              17,518
                                                        ---------------    ----------------

INCOME TAXES                                                     5,808               7,949
                                                        ---------------    ----------------

NET INCOME AND INCOME APPLICABLE TO COMMON STOCK               $ 5,266             $ 9,569
                                                        ===============    ================

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC             14,279              14,165
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED           14,279              14,256

EARNINGS PER SHARE OF COMMON STOCK - BASIC                      $ 0.37              $ 0.68
EARNINGS PER SHARE OF COMMON STOCK - DILUTED                    $ 0.37              $ 0.67

CASH DIVIDENDS DECLARED PER SHARE OF COMMON STOCK               $ 0.72              $ 0.72

                            UIL HOLDINGS CORPORATION
                       CONDENSED CONSOLIDATED BALANCE SHEET
                              MARCH 31, 2003 AND 2002
                                    (UNAUDITED)




(thousands of dollars)                               2003             2002
                                                     ----             ----
-------------------------------------------------------------------------------
ASSETS
    Current assets                                  $ 367,744        $ 322,360
    Property, plant and equipment, net                521,639          551,420
    Regulatory assets                                 702,598          760,398
    Other long-term assets                            214,077          208,450
                                             ----------------- ----------------
       Total Assets                                $1,806,058      $ 1,842,628
                                             ================= ================


LIABILITIES AND CAPITALIZATION
    Current liabilities                             $ 434,425        $ 374,068
    Noncurrent liabilities                            202,490          196,658
    Deferred income taxes                             232,485          220,796
    Regulatory liabilities                             63,647           47,555
                                             ----------------- ----------------
       Total Liabilities                              933,047          839,077

    Net long-term debt                                395,440          500,528
    Net common stock equity                           477,571          503,023
                                             ----------------- ----------------
       Total Capitalization                           873,011        1,003,551

                                             ----------------- ----------------
       Total Liabilities and Capitalization        $1,806,058      $ 1,842,628
                                             ================= ================


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
                                         UIL HOLDINGS CORPORATION
                                  SEGMENTED CONSOLIDATED INCOME STATEMENT


                                                  QUARTER ENDED   QUARTER ENDED  2003 MORE (LESS)
(IN MILLIONS - UNAUDITED)                         MAR. 31, 2003   MAR. 31, 2002     THAN 2002
-------------------------                         -------------   -------------     ---------
OPERATING REVENUES
UI from operations, before sharing                    $165.3          $158.0           $7.3
Nuclear                                                  0.0            14.0          (14.0)
Xcelecom                                                68.9            64.6            4.3
APS                                                     29.4            21.7            7.7
Minority Ownership Interest Investment and Other         0.0             0.0            0.0
                                                       -----           -----            ---
    TOTAL OPERATING REVENUES                           263.6           258.3            5.3
                                                       =====           =====            ===

FUEL AND ENERGY EXPENSES
UI                                                      66.5            62.0            4.5
Nuclear                                                  0.0             2.0           (2.0)
                                                        ----            ----            ---
    TOTAL FUEL AND ENERGY EXPENSES                      66.5            64.0            2.5
                                                        ====            ====            ===

OPERATION AND MAINTENANCE EXPENSES
UI                                                      43.0            41.3            1.7
Nuclear                                                  0.0             5.3           (5.3)
Xcelecom                                                67.7            66.6            1.1
APS                                                     28.5            20.9            7.6
Minority Ownership Interest Investment and Other         0.7             0.9           (0.2)
                                                       -----           -----            ---
    TOTAL OPERATION AND MAINTENANCE EXPENSES           139.9           135.0            4.9
                                                       =====           =====            ===

DEPRECIATION AND AMORTIZATION EXPENSES
UI                                                       7.0             7.2           (0.2)
Nuclear                                                  0.0             0.4           (0.4)
Xcelecom                                                 0.9             0.6            0.3
APS                                                      0.9             0.6            0.3
Minority Ownership Interest Investment and Other         0.0             0.0            0.0
                                                        ----            ----            ---
  Subtotal depreciation                                  8.8             8.8           (0.0)
Amortization of regulatory assets (UI)                  18.2            10.3            7.9
Amortization Xcelecom                                    0.3             0.3            0.0
Amortization APS                                         0.3             0.1            0.2
                                                        ----            ----            ---
    TOTAL DEPRECIATION AND AMORTIZATION EXPENSES        27.6            19.5            8.1
                                                        ====            ====            ===

TAXES - OTHER THAN INCOME TAXES
UI - State gross earnings tax                            6.4             6.4            0.0
UI - other                                               3.9             4.6           (0.7)
Nuclear - other                                          0.0             0.3           (0.3)
Xcelecom                                                 0.6             0.4            0.2
APS                                                      0.3             0.2            0.1
Minority Ownership Interest Investment and Other         0.0             0.0            0.0
                                                        ----            ----            ---
    TOTAL TAXES - OTHER THAN INCOME TAXES               11.2            11.9           (0.7)
                                                        ====            ====            ===

                                         UIL HOLDINGS CORPORATION
                                  SEGMENTED CONSOLIDATED INCOME STATEMENT

                                                       QUARTER ENDED   QUARTER ENDED    2003 MORE (LESS)
(IN MILLIONS - UNAUDITED)                              MAR. 31, 2003   MAR. 31, 2002       THAN 2002
-------------------------                              -------------   -------------       ---------
OTHER INCOME (DEDUCTIONS)
UI                                                          1.7             1.4               0.3
Nuclear                                                     0.0             0.1              (0.1)
Xcelecom                                                    0.2             0.2               0.0
APS                                                         0.2             0.1               0.1
Minority Ownership Interest Investment and Other           (2.3)           (2.0)             (0.3)
                                                            ---             ---               ---
    TOTAL OTHER INCOME (DEDUCTIONS)                        (0.2)           (0.2)              0.0
                                                            ===             ===               ===

EARNINGS BEFORE INTEREST AND TAXES (EBIT)
UI                                                         21.9            27.6              (5.7)
Nuclear                                                     0.0             6.2              (6.2)
Xcelecom                                                   (0.3)           (3.1)              2.8
APS                                                        (0.4)            0.0              (0.4)
Minority Ownership Interest Investment and Other           (3.0)           (2.9)             (0.1)
                                                           ----            ----               ---
    TOTAL EARNINGS BEFORE INTEREST AND TAXES (EBIT)        18.2            27.8              (9.6)
                                                           ====            ====               ===

INTEREST CHARGES
UI                                                          5.2             9.1              (3.9)
UI - Interest on Seabrook obligation bonds owned by UI      0.0            (1.5)              1.5
UI - Amortization: debt expense, redemption premiums        0.3             0.6              (0.3)
Nuclear                                                     0.0             0.3              (0.3)
Xcelecom                                                    0.1             0.5              (0.4)
APS                                                         0.0             0.1              (0.1)
Minority Ownership Interest Investment and Other            1.5             1.1               0.4
                                                            ---            ----               ---
    TOTAL INTEREST CHARGES                                  7.1            10.2              (3.1)
                                                            ===            ====               ===

INCOME TAXES
UI                                                          8.0             8.7              (0.7)
Nuclear                                                     0.0             2.3              (2.3)
Xcelecom                                                   (0.2)           (1.4)              1.2
APS                                                        (0.1)           (0.1)              0.0
Minority Ownership Interest Investment and Other           (1.9)           (1.6)             (0.3)
                                                            ---             ---               ---
    TOTAL INCOME TAXES                                      5.8             7.9              (2.1)
                                                            ===             ===               ===

NET INCOME
UI                                                          8.5            10.7              (2.2)
Nuclear                                                     0.0             3.5              (3.5)
Xcelecom                                                   (0.3)           (2.2)              1.9
APS                                                        (0.3)            0.0              (0.3)
Minority Ownership Interest Investment and Other           (2.6)           (2.4)             (0.2)
                                                            ---             ---               ---
    TOTAL NET INCOME                                       $5.3            $9.6             ($4.3)
                                                            ===             ===              ====

                    BUSINESS SEGMENT SUMMARY INFORMATION
                   (In Millions, except per share amounts)

--------------------------------------------------------------------------------
                         UIL HOLDINGS CORPORATION
--------------------------------------------------------------------------------

                                              QUARTER ENDED        QUARTER ENDED
                                              MAR. 31, 2003        MAR. 31, 2002
                                              -------------        -------------

Earnings Before Interest and Taxes (EBIT)         $18.2                $27.8

Net Income                                        $ 5.3                $ 9.6

Earnings per Share - basis                        $0.37                $0.68
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                       THE UNITED ILLUMINATING COMPANY
--------------------------------------------------------------------------------

                                              QUARTER ENDED        QUARTER ENDED
                                              MAR. 31, 2003        MAR. 31, 2002
                                              -------------        -------------

Earnings Before Interest and Taxes (EBIT)         $21.9                $33.8

Net Income                                        $ 8.5                $14.2

Earnings per Share - basis                        $0.60                $1.00
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                              UNITED RESOURCES, INC.
--------------------------------------------------------------------------------

                                               QUARTER ENDED       QUARTER ENDED
                        XCELECOM               MAR. 31, 2003       MAR. 31, 2002
                        --------               -------------       -------------

Earnings Before Interest and Taxes (EBIT)         $(0.3)               $(3.1)

Net Income                                        $(0.3)               $(2.2)

Earnings per Share - basis                       $(0.02)              $(0.15)


                AMERICAN PAYMENT SYSTEMS
                ------------------------

Earnings Before Interest and Taxes (EBIT)         $(0.4)                $ -

Net Income                                        $(0.3)                $ -

Earnings per Share - basis                       $(0.02)                $ -


           MINORITY OWNERSHIP INTEREST
           ---------------------------
           INVESTMENTS & OTHER
           -------------------

Earnings Before Interest and Taxes (EBIT)         $(3.0)               $(2.9)

Net Income                                        $(2.6)               $(2.4)

Earnings per Share - basis                       $(0.19)              $(0.17)


                 TOTAL UNITED RESOURCES
                 ----------------------

Earnings Before Interest and Taxes (EBIT)         $(3.7)               $(6.0)

Net Income                                        $(3.2)               $(4.6)

Earnings per Share - basis                       $(0.23)              $(0.32)
--------------------------------------------------------------------------------

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